Exhibit 99.1

E V E R C O R E

EVERCORE REPORTS RECORD FULL YEAR AND FOURTH QUARTER

2014 RESULTS;

QUARTERLY DIVIDEND OF $0.28 PER SHARE

Highlights

•	Full Year Financial Summary

•	Record U.S. GAAP Net Revenues of $915.9 million, up 20% compared to 2013

•	Record U.S. GAAP Net Income from Continuing Operations of $107.4 million, up 44% compared to 2013, or $2.08 per share, up 46% compared to 2013

•	Record Adjusted Pro Forma Net Revenues of $911.9 million, up 20% compared 2013

•	Record Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. of $124.3 million, up 20% compared to 2013, or $2.59 per share, up 15% compared to 2013

•	Fourth Quarter Financial Summary

•	Record U.S. GAAP Net Revenues of $321.9 million, up 47% and 42% compared to Q4 2013 and Q3 2014, respectively

•	Record U.S. GAAP Net Income from Continuing Operations of $39.1 million, up 67% and 55% compared to Q4 2013 and Q3 2014, respectively, or $0.66 per share, up 57% and 14% compared to Q4 2013 and Q3 2014, respectively

•	Record Adjusted Pro Forma Net Revenues of $320.9 million, up 50% and 43% compared to Q4 2013 and Q3 2014, respectively

•	Record Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. of $45.9 million, up 39% compared to Q4 2013 and Q3 2014, or $0.90 per share, up 27% compared to Q4 2013 and Q3 2014, respectively

•	Completed our acquisition of International Strategy & Investment (“ISI”) on October 31, 2014

•	Earned $40 million of secondary revenues post-closing

•	Earned over $8 million of equity capital markets revenues post-closing

•	Formed an alliance with Luminis Partners, broadening our platform to serve clients in Australasia

•	Investment Banking

•	Promoted six Advisory Managing Directors to Senior Managing Director. Announced one Senior Managing Director and one Senior Advisor in the first quarter, strengthening our capabilities in Equity Capital Markets and Tax Structuring

•	Continue to advise on many of the largest and most complex transactions:

•	SilverLake Partners on the ~$1.2 billion sale of IPC Systems to Centerbridge Partners

•	Targa Resources Partners LP and the Special Committee of the Board of Directors of Targa Resources Partners LP on the $5.8 billion merger with Atlas Pipeline Partners, L.P.

•	Catlin Group Limited, in January 2015, on its $4.2 billion recommended acquisition by XL Group plc

•	Old Mutual plc on the IPO of OM Asset Management

•	Cable & Wireless Communications Plc on the $3 billion acquisition of Columbus International Inc

•	Macquarie Infrastructure Fund IV and Wren House Infrastructure on the €2.5 billion acquisition of E.ON’s operations in Spain and Portugal

•	Investment Management

•	Assets Under Management in consolidated businesses were $14.0 billion

•	Returned $185.3 million of capital to shareholders during the year through dividends and repurchases, including repurchases of 2,721,000 shares. Quarterly dividend of $0.28 per share

NEW YORK, February 4, 2015 – Evercore Partners Inc. (NYSE: EVR) today announced that its U.S. GAAP Net Revenues were a record $915.9 million for the twelve months ended December 31, 2014, compared to $765.4 million for the twelve months ended December 31, 2013. U.S. GAAP Net Revenues were a record $321.9 million for the quarter ended December 31, 2014, compared to $218.7 million and $227.2 million for the quarters ended December 31, 2013 and September 30, 2014, respectively. U.S. GAAP Net Income from Continuing Operations was a record $107.4 million, or $2.08 per share, for the twelve months ended December 31, 2014, compared to $74.8 million, or $1.42 per share, for the same period last year. U.S. GAAP Net Income from Continuing Operations for the fourth quarter was a record $39.1 million, or $0.66 per share, compared to $23.4 million, or $0.42 per share, a year ago and $25.2 million, or $0.58 per share, last quarter.

Adjusted Pro Forma Net Revenues were a record $911.9 million for the twelve months ended December 31, 2014, up 20% compared to $760.1 million for the twelve months ended December 31, 2013. Adjusted Pro Forma Net Revenues were a record $320.9 million for the quarter ended December 31, 2014, an increase of 50% and 43% compared to $214.6 million and $224.8 million for the quarters ended December 31, 2013 and September 30, 2014, respectively. Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. was a record $124.3 million, or $2.59 per share, for the twelve months ended December 31, 2014, up 20% compared to $103.7 million, or $2.25 per share, for the same period last year. Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. was a record $45.9 million, or $0.90 per share, for the fourth quarter, up 39% compared to $33.0 million, or $0.71 per share, a year ago and $32.9 million, or $0.71 per share, last quarter.

The U.S. GAAP trailing twelve-month compensation ratio of 60.0% compares to 63.5% for the same period in 2013 and 60.5% for the twelve months ended September 30, 2014. The U.S. GAAP compensation ratio for the three months ended December 31, 2014, December 31, 2013 and September 30, 2014 was 59.7%, 61.3% and 60.1%, respectively. The Adjusted Pro Forma compensation ratio for the trailing twelve months was 59.0%, compared to 59.2% for the same period in 2013 and 59.3% for the twelve months ended September 30, 2014. The Adjusted Pro Forma compensation ratio for the current quarter was 58.3%, compared to 59.0% and 60.5% for the quarters ended December 31, 2013 and September 30, 2014, respectively.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“2014 was another milestone year for Evercore. We reported record results, our sixth consecutive year of significant growth in net revenues and earnings. We added exceptional talent, strengthening our capabilities in Technology, Healthcare, Energy and Debt Capital Markets Advisory. And we positioned our Investment Banking business to better serve our clients and sustain future growth with the acquisition of ISI and the recently announced alliance with Luminis in Australia,” said Ralph Schlosstein, President and Chief Executive Officer. “Our results reflect the strength and diversity of the advisory and capital raising capabilities that we offer to our clients, our growing global presence and our disciplined approach to investments in our business. We had a record year in our Advisory business with strong contributions from each of our global teams; our Equities business has performed well following the closing of our acquisition of ISI, and our Wealth Management business continues to deliver strong returns to our clients and to grow assets under management. We made further progress in reducing our compensation ratio, although our operating margins declined slightly, as our non-compensation costs increased, reflecting the higher level of operating costs of our combined Equities business. We are working hard to bring non-compensation in the Equities business in line with our long term targets, and expect to make progress this year in this regard. And while we have made significant investments, we have remained committed to delivering strong capital returns to our investors, increasing our dividend for the seventh consecutive year and repurchasing 2.7 million shares, offsetting the dilutive effects of bonus and new hire awards on a cumulative basis over the past five years.”

“2014 was another exceptional year for Evercore as Investment Banking Net Revenues and Operating Income each grew by 23%, the fourth consecutive year in which Investment Banking Operating Income has increased by more than 20%. These results reflect the strength of our core Advisory business as we served 418 clients, an increase of 17% from last year, and earned 36% of our Investment Banking revenues from clients outside of the United States,” said Roger Altman, Executive Chairman. “We began 2015 with 68 Advisory Senior Managing Directors and have since promoted six of our talented Managing Directors, strengthening our position in the financial institutions, metals & mining and transportation industries, and in debt advisory. And in early 2015 we have added our second Senior Managing Director in Equity Capital Markets. As we approach our 20th anniversary, we are better positioned than at any time in our history to deliver exceptionally high quality advisory and equity capital markets capabilities to our clients globally.”

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013	% Change
	(dollars in thousands)
Net Revenues	$321,888	$227,161	$218,672	42%	47%	$915,858	$765,428	20%
Operating Income	$67,852	$39,346	$43,876	72%	55%	$170,947	$130,175	31%
Net Income from Continuing Operations	$39,109	$25,184	$23,395	55%	67%	$107,371	$74,812	44%
Diluted Earnings Per Share from Continuing Operations	$0.66	$0.58	$0.42	14%	57%	$2.08	$1.42	46%
Compensation Ratio	59.7%	60.1%	61.3%			60.0%	63.5%
Operating Margin	21.1%	17.3%	20.1%			18.7%	17.0%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013	% Change
	(dollars in thousands)
Net Revenues	$320,929	$224,757	$214,559	43%	50%	$911,926	$760,078	20%
Operating Income	$80,940	$51,448	$53,156	57%	52%	$210,205	$176,571	19%
Net Income from Continuing Operations Attributable to Evercore Partners Inc.	$45,900	$32,930	$33,041	39%	39%	$124,279	$103,650	20%
Diluted Earnings Per Share from Continuing Operations	$0.90	$0.71	$0.71	27%	27%	$2.59	$2.25	15%
Compensation Ratio	58.3%	60.5%	59.0%			59.0%	59.2%
Operating Margin	25.2%	22.9%	24.8%			23.1%	23.2%

The U.S. GAAP and Adjusted Pro Forma results present the continuing operations of the Company, which exclude amounts related to Evercore Pan-Asset Capital Management (“Pan”), whose operations were discontinued during the fourth quarter of 2013. See page A-1 for the full financial results of the Company including its discontinued operations.

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is an unaudited non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and then those results are adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-11 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

Investment Banking

	U.S. GAAP
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$298,426	$202,178	$187,994	48%	59%	$821,359	$666,806	23%
Other Revenue, net	(991)	850	4,945	NM	NM	(1,722)	3,979	NM

Net Revenues	297,435	203,028	192,939	46%	54%	819,637	670,785	22%

Expenses:
Employee Compensation and Benefits	177,206	122,064	121,055	45%	46%	492,649	430,514	14%
Non-compensation Costs	52,558	39,581	32,941	33%	60%	160,494	120,147	34%
Special Charges	1,161	3,732	—	(69%)	NM	4,893	—	NM

Total Expenses	230,925	165,377	153,996	40%	50%	658,036	550,661	19%

Operating Income	$66,510	$37,651	$38,943	77%	71%	$161,601	$120,124	35%

Compensation Ratio	59.6%	60.1%	62.7%			60.1%	64.2%
Operating Margin	22.4%	18.5%	20.2%			19.7%	17.9%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$293,363	$196,535	$184,828	49%	59%	$804,152	$654,485	23%
Other Revenue, net	436	1,984	526	(78%)	(17%)	3,129	2,841	10%

Net Revenues	293,799	198,519	185,354	48%	59%	807,281	657,326	23%

Expenses:
Employee Compensation and Benefits	172,239	121,472	114,053	42%	51%	481,311	396,774	21%
Non-compensation Costs	44,753	29,482	27,329	52%	64%	133,914	104,920	28%

Total Expenses	216,992	150,954	141,382	44%	53%	615,225	501,694	23%

Operating Income	$76,807	$47,565	$43,972	61%	75%	$192,056	$155,632	23%

Compensation Ratio	58.6%	61.2%	61.5%			59.6%	60.4%
Operating Margin	26.1%	24.0%	23.7%			23.8%	23.7%

For the fourth quarter, Evercore’s Investment Banking segment reported Net Revenues of $293.8 million, which represents an increase of 59% year-over-year and 48% sequentially. Operating Income of $76.8 million increased 75% from the fourth quarter of last year and 61% sequentially. Operating Margins were 26.1% in comparison to 23.7% for the fourth quarter of last year and 24.0% for the third quarter of 2014. For the twelve months ended December 31, 2014, Investment Banking reported Net Revenues of $807.3 million, an increase of 23% from last year. Year-to-date Operating Income was $192.1 million compared to $155.6 million last year. Year-to-date Operating Margins were 23.8%, compared to 23.7% last year.

Revenues

Investment Banking Revenue Components

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013	% Change
	(dollars in thousands)
Investment Banking Revenue
Advisory Revenue	$240,042	$185,220	$165,719	30%	45%	$710,471	$589,935	20%
Secondary Revenue	43,957	5,874	9,335	648%	371%	65,580	30,741	113%
Underwriting Revenue	9,364	5,441	9,774	72%	(4%)	28,101	33,809	(17%)

Total Investment Banking Revenue	$293,363	$196,535	$184,828	49%	59%	$804,152	$654,485	23%

During the quarter, Investment Banking earned advisory fees from 201 clients (vs. 182 in Q4 2013 and 162 in Q3 2014) and fees in excess of $1 million from 63 transactions (vs. 51 in Q4 2013 and 50 in Q3 2014). For the twelve months ended December 31, 2014, Investment Banking earned advisory fees from 418 clients (vs. 358 last year) and fees in excess of $1 million from 173 transactions (vs. 132 last year).

Secondary revenue of $65.6 million for the twelve months ended December 31, 2014 increased 113% from last year, primarily from our acquisition of ISI. Underwriting Revenue of $28.1 million for the twelve months ended December 31, 2014 decreased 17% from last year, primarily due to a decrease in underwriting transactions in our Mexico business. Underwriting Revenues in the U.S. were up modestly.

During the fourth quarter of 2014 secondary revenue of $44.0 million increased 371% from last year, reflecting the acquisition of ISI. Underwriting Revenue of $9.4 million for the three months ended December 31, 2014 was essentially flat versus the prior year.

Evercore ISI, our U.S. equities business, reported Net Revenues of $44.7 million, including allocated underwriting revenues of $4.3 million for the period following the closing of the ISI acquisition. Operating margins as contemplated for the performance targets for the same period approximated 6%, 10% including the effect of underwriting revenues.

Expenses

Compensation costs were $172.2 million for the fourth quarter, an increase of 51% year-over-year and 42% sequentially. The trailing twelve-month compensation ratio was 59.6%, down from 60.4% a year ago and 60.5% the previous quarter. Evercore’s Investment Banking compensation ratio was 58.6% for the fourth quarter, down versus the compensation ratio reported for the three months ended December 31, 2013 of 61.5% and September 30, 2014 of 61.2%. Year to-date compensation costs were $481.3 million, an increase of 21% from the prior year.

Non-compensation costs for the current quarter were $44.8 million, up 64% from the same period last year and 52% sequentially. The increase in costs versus the prior year reflects the inclusion of ISI as of October 31st, the addition of personnel within the business, increased new business costs associated with higher levels of global transaction activity and higher professional fees. The ratio of non-compensation costs to net revenue for the current quarter was 15.2%, compared to 14.7% in the same quarter last year and 14.9% in the previous quarter. Year-to-date non-compensation costs were $133.9 million, up 28% from the prior year. The ratio of non-compensation costs to net revenue for the twelve months ended December 31, 2014 was 16.6%, compared to 16.0% last year.

Investment Management

	U.S. GAAP
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$25,258	$24,777	$24,995	2%	1%	$98,751	$95,759	3%
Other Revenue, net	(805)	(644)	738	(25%)	NM	(2,530)	(1,116)	(127%)

Net Revenues	24,453	24,133	25,733	1%	(5%)	96,221	94,643	2%

Expenses:
Employee Compensation and Benefits	15,011	14,497	13,025	4%	15%	56,867	55,280	3%
Non-compensation Costs	8,100	7,941	7,605	2%	7%	30,008	29,142	3%
Special Charges	—	—	170	NM	NM	—	170	NM
Total Expenses	23,111	22,438	20,800	3%	11%	86,875	84,592	3%

Operating Income	$1,342	$1,695	$4,933	(21%)	(73%)	$9,346	$10,051	(7%)

Compensation Ratio	61.4%	60.1%	50.6%			59.1%	58.4%
Operating Margin	5.5%	7.0%	19.2%			9.7%	10.6%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$26,985	$25,926	$28,916	4%	(7%)	$103,385	$101,547	2%
Other Revenue, net	145	312	289	(54%)	(50%)	1,260	1,205	5%

Net Revenues	27,130	26,238	29,205	3%	(7%)	104,645	102,752	2%

Expenses:
Employee Compensation and Benefits	15,011	14,497	12,509	4%	20%	56,867	53,071	7%
Non-compensation Costs	7,986	7,858	7,512	2%	6%	29,629	28,742	3%

Total Expenses	22,997	22,355	20,021	3%	15%	86,496	81,813	6%

Operating Income	$4,133	$3,883	$9,184	6%	(55%)	$18,149	$20,939	(13%)

Compensation Ratio	55.3%	55.3%	42.8%			54.3%	51.6%
Operating Margin	15.2%	14.8%	31.4%			17.3%	20.4%
Assets Under Management (in millions) (1)	$14,048	$14,482	$13,633	(3%)	3%	$14,048	$13,633	3%

(1)	Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

For the fourth quarter, Investment Management reported Net Revenues and Operating Income of $27.1 million and $4.1 million, respectively. Investment Management reported a fourth quarter Operating Margin of 15.2%. For the twelve months ended December 31, 2014, Investment Management reported Net Revenues and Operating Income of $104.6 million and $18.1 million, respectively. The year-to-date Operating Margin was 17.3%, compared to 20.4% last year.

As of December 31, 2014, Investment Management reported $14.0 billion of AUM, an increase of 3% from December 31, 2013, but a decrease of 3% from September 30, 2014.

Revenues

Investment Management Revenue Components

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013	% Change
	(dollars in thousands)
Investment Advisory and Management Fees
Wealth Management	$8,235	$7,906	$7,059	4%	17%	$30,827	$27,179	13%
Institutional Asset Management (1)	11,418	11,777	11,671	(3%)	(2%)	45,821	43,899	4%
Private Equity	2,023	2,055	2,347	(2%)	(14%)	8,127	10,622	(23%)

Total Investment Advisory and Management Fees	21,676	21,738	21,077	—%	3%	84,775	81,700	4%

Realized and Unrealized Gains
Institutional Asset Management	1,325	1,367	1,060	(3%)	25%	6,067	5,927	2%
Private Equity (2)	2,225	1,671	3,232	33%	(31%)	7,858	8,445	(7%)

Total Realized and Unrealized Gains	3,550	3,038	4,292	17%	(17%)	13,925	14,372	(3%)

Equity in Earnings of Affiliates (3)	1,759	1,150	3,547	53%	(50%)	4,685	5,475	(14%)

Investment Management Revenues	$26,985	$25,926	$28,916	4%	(7%)	$103,385	$101,547	2%

(1)	Management fees from Institutional Asset Management were $11.5 million, $11.8 million and $11.7 million for the three months ended December 31, 2014, September 30, 2014 and December 31, 2013, respectively, and $45.9 million and $44.0 million for the twelve months ended December 31, 2014 and 2013, respectively, on a U.S. GAAP basis, excluding the reduction of revenues for client-related expenses.
(2)	Realized and Unrealized Gains from Private Equity were $2.8 million and $8.1 million for the three and twelve months ended December 31, 2013, on a U.S. GAAP basis, including the write-off of General Partnership investment balances during the fourth quarter of 2013 associated with the acquisition of Protego.
(3)	Equity in G5 | Evercore - Wealth Management and ABS on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments.

Investment Advisory and Management Fees of $21.7 million for the quarter ended December 31, 2014 increased 3% compared to the same period a year ago, driven primarily by higher fees in Wealth Management, reflecting higher levels of assets under management, partially offset by lower fees in Private Equity and Institutional Asset Management.

Realized and Unrealized Gains of $3.6 million in the quarter decreased relative to the prior year; the change relative to the prior period was driven principally by lower Private Equity gains which by their nature may fluctuate significantly in both timing and amount.

Equity in Earnings of Affiliates of $1.8 million in the quarter decreased relative to the prior year principally as a result of lower performance fee income earned in the fourth quarter of 2014 by ABS.

Expenses

Investment Management’s fourth quarter expenses were $23.0 million, up 15% compared to the fourth quarter of 2013 and 3% compared to the previous quarter. Year-to-date Investment Management expenses were $86.5 million, up 6% from a year ago.

Other U.S. GAAP Adjustments

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three and twelve months ended December 31, 2014 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with certain of the Company’s acquisitions, Special Charges, certain other business acquisition-related charges and professional fees. These Special Charges include separation benefits and certain exit costs related to combining the equities businesses upon the ISI acquisition and a provision against contingent consideration due on the disposition of Pan in 2013. Acquisition-related charges for 2014 include professional fees incurred during the third and fourth quarters of 2014 related to the announcement of the Company’s intent to acquire all of the outstanding equity interests of the operating businesses of ISI. Given the size of the transaction and the fact that the nature of these costs is not in line with our core business expenses, the Company has excluded these costs from its Adjusted Pro Forma results. In addition, for Adjusted Pro Forma purposes, client related expenses have been presented as a reduction from Revenues and Non-compensation costs.

Evercore’s Adjusted Pro Forma Diluted Shares Outstanding for the three and twelve months ended December 31, 2014 was higher than U.S. GAAP as a result of the inclusion of Evercore LP partnership units, as well as the assumed vesting of all acquisition-related share issuances and unvested restricted stock units granted to Lexicon and ISI employees.

Further details of these adjustments, as well as an explanation of similar amounts for the three and twelve months ended December 31, 2013 and the three months ended September 30, 2014, are included in Annex I, pages A-2 to A-11.

Non-controlling Interests

Non-controlling Interests in certain operating subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these operating businesses range from 62% to 72%. For the periods ended December 31, 2014, September 30, 2014 and December 31, 2013 the gain (loss) allocated to non-controlling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended			Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(dollars in thousands)
Segment
Investment Banking (1)	$1,315	$(2,669)	$(634)	$(2,885)	$62
Investment Management (1)	965	342	(312)	4,032	1,148

Total	$2,280	$(2,327)	$(946)	$1,147	$1,210

(1)	The difference between the above Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to intangible amortization expense for certain acquisitions, and allocations for discontinued operations, which we excluded from the Adjusted Pro Forma results.

Income Taxes

For the three and twelve months ended December 31, 2014, Evercore’s Adjusted Pro Forma effective tax rate was 38.8% and 37.8%, respectively, compared to 37.2% and 37.8%, respectively, for the three and twelve months ended December 31, 2013. Changes in the effective tax rate are principally driven by the level of earnings in businesses with minority owners and earnings generated outside of the U.S.

For the three and twelve months ended December 31, 2014, Evercore’s U.S. GAAP effective tax rate was approximately 43.9% and 39.0%, respectively, compared to 53.1% and 46.0%, respectively, for the three and twelve months ended December 31, 2013. The effective tax rate for U.S. GAAP purposes for 2014 reflects significant adjustments relating to the tax treatment of compensation associated with Evercore LP Units, state, local and foreign taxes, and other adjustments. In addition, for 2013, the effective tax rate for U.S. GAAP reflects the tax treatment of compensation transactions related to the vesting of Evercore LP Units.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $390.1 million at December 31, 2014. Current assets exceed current liabilities by $300.0 million at December 31, 2014. Amounts due related to the Long-Term Notes Payable and Subordinated Borrowings were $127.8 million at December 31, 2014.

Capital Transactions

On February 2, 2015, the Board of Directors of Evercore declared a quarterly dividend of $0.28 per share to be paid on March 13, 2015 to common stockholders of record on February 27, 2015.

During the three months ended December 31, 2014 the Company repurchased approximately 156,000 shares at an average cost per share of $49.35, and a total of 2,721,000 shares in the twelve months ended December 31, 2014 at an average price of $52.49.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, February 4, 2015, accessible via telephone and the internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 67589326. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 67589326. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality equity research, sales and trading execution that is free of the conflicts created by proprietary activities. Evercore’s Investment Management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from 28 offices in North America, Europe, South America and Asia. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh Chief Financial Officer, Evercore 212-857-3100

Media Contact:	Dana Gorman The Abernathy MacGregor Group, for Evercore 212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2013, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues
Investment Banking Revenue	$298,426	$187,994	$821,359	$666,806
Investment Management Revenue	25,258	24,995	98,751	95,759
Other Revenue	2,431	9,402	11,292	16,868

Total Revenues	326,115	222,391	931,402	779,433
Interest Expense (1)	4,227	3,719	15,544	14,005

Net Revenues	321,888	218,672	915,858	765,428

Expenses
Employee Compensation and Benefits	192,217	134,080	549,516	485,794
Occupancy and Equipment Rental	11,581	9,214	41,202	34,708
Professional Fees	14,068	9,397	45,429	36,450
Travel and Related Expenses	12,957	8,686	40,015	31,937
Communications and Information Services	7,549	3,548	18,818	13,373
Depreciation and Amortization	5,397	3,807	16,263	14,537
Special Charges	1,161	170	4,893	170
Acquisition and Transition Costs	590	—	5,828	58
Other Operating Expenses	8,516	5,894	22,947	18,226

Total Expenses	254,036	174,796	744,911	635,253

Income Before Income from Equity Method Investments and Income Taxes	67,852	43,876	170,947	130,175
Income from Equity Method Investments	1,799	5,993	5,180	8,326

Income Before Income Taxes	69,651	49,869	176,127	138,501
Provision for Income Taxes	30,542	26,474	68,756	63,689

Net Income from Continuing Operations	39,109	23,395	107,371	74,812

Discontinued Operations
Income (Loss) from Discontinued Operations	—	(24)	—	(4,260)
Provision (Benefit) for Income Taxes	—	(8)	—	(1,470)

Net Income (Loss) from Discontinued Operations	—	(16)	—	(2,790)

Net Income	39,109	23,379	107,371	72,022
Net Income Attributable to Noncontrolling Interest	11,377	6,474	20,497	18,760

Net Income Attributable to Evercore Partners Inc.	$27,732	$16,905	$86,874	$53,262

Net Income (Loss) Attributable to Evercore Partners Inc. Common Shareholders
From Continuing Operations	$27,732	$16,909	$86,874	$54,799
From Discontinued Operations	—	(9)	—	(1,605)

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$27,732	$16,900	$86,874	$53,194

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	36,337	33,130	35,827	32,208
Diluted	41,912	40,295	41,843	38,481

Basic Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$0.76	$0.51	$2.42	$1.70
From Discontinued Operations	—	—	—	(0.05)

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$0.76	$0.51	$2.42	$1.65

Diluted Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$0.66	$0.42	$2.08	$1.42
From Discontinued Operations	—	—	—	(0.04)

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$0.66	$0.42	$2.08	$1.38

(1)	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, other IPO related restricted stock unit awards, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon and ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, primarily in Employee Compensation and Benefits, resulting from the modification of Evercore Class A LP Units, which primarily vested over a five-year period ending December 31, 2013, and the vesting of Class E LP Units issued in conjunction with the acquisition of ISI. The Adjusted Pro Forma results assume these LP Units and certain Class G and H LP Interests have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units, and related awards, is excluded from Adjusted Pro Forma results, and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted Pro Forma results reflect the exchange of certain vested and unvested Evercore LP partnership units and interests and IPO related restricted stock unit awards into Class A shares.

2.	Adjustments Associated with Business Combinations. The following charges resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.	Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

b.	Compensation Charges. Expenses for deferred consideration issued to the sellers of certain of the Company’s acquisitions, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition.

c.	GP Investments. Write-off of General Partnership investment balances during the fourth quarter of 2013 associated with the acquisition of Protego.

d.	Special Charges. Expenses primarily related to separation benefits and certain exit costs related to combining the equities businesses upon the ISI acquisition during the second half of 2014, a provision against contingent consideration due on the disposition of Pan in 2013 during the fourth quarter of 2014 and the write-off of intangible assets during the fourth quarter of 2013.

e.

Acquisition and Transition Costs. Primarily professional fees for legal and other services incurred during the third and fourth quarters of 2014 related to the announcement of the Company’s intent to acquire all of the outstanding equity interests of the operating businesses of ISI. Given the size of the transaction and that the nature of these costs are not in line with our core business expenses, the Company has excluded these costs from its Adjusted Pro Forma results.

3.	Client Related Expenses. Client related expenses and provisions for uncollected receivables have been classified as a reduction of revenue in the Adjusted Pro Forma presentation. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.	Professional Fees. The expense associated with share-based awards resulting from increases in the share price, which is required upon change in employment status, is excluded from Adjusted Pro Forma results.

5.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that certain Evercore LP Units and interests are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, the Adjusted Pro Forma presentation reflects the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.

6.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Investment Banking and Investment Management Operating Income is presented before interest expense on long-term debt, which is included in interest expense on a U.S. GAAP basis.

7.	Presentation of Income from Equity Method Investments. The Adjusted Pro Forma results present Income from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

8.	Presentation of Income (Loss) from Equity Method Investment in Pan. The Adjusted Pro Forma results from continuing operations exclude the income (loss) from our equity method investment in Pan. The Company’s Management believes this to be a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net Revenues—U.S. GAAP (a)	$321,888	$227,161	$218,672	$915,858	$765,428
Client Related Expenses (1)	(5,135)	(5,596)	(5,623)	(17,753)	(15,299)
Income from Equity Method Investments (2)	1,799	1,102	5,993	5,180	8,326
Interest Expense on Long-term Debt (3)	2,166	2,090	2,037	8,430	8,088
Equity Method Investment in Pan (4)	—	—	—	—	55
General Partnership Investments (5)	—	—	385	—	385
Other Purchase Accounting-related Amortization (9a)	211	—	—	211	—
Adjustment to Tax Receivable Agreement Liability (10)	—	—	(6,905)	—	(6,905)

Net Revenues—Adjusted Pro Forma (a)	$320,929	$224,757	$214,559	$911,926	$760,078

Compensation Expense—U.S. GAAP (a)	$192,217	$136,561	$134,080	$549,516	$485,794
Amortization of LP Units and Certain Other Awards (6)	(3,399)	—	(4,820)	(3,399)	(20,026)
Other Acquisition Related Compensation Charges (7)	(1,568)	(592)	(2,698)	(7,939)	(15,923)

Compensation Expense— Adjusted Pro Forma (a)	$187,250	$135,969	$126,562	$538,178	$449,845

Operating Income—U.S. GAAP (a)	$67,852	$39,346	$43,876	$170,947	$130,175
Income from Equity Method Investments (2)	1,799	1,102	5,993	5,180	8,326

Pre-Tax Income—U.S. GAAP (a)	69,651	40,448	49,869	176,127	138,501
Equity Method Investment in Pan (4)	—	—	—	—	55
General Partnership Investments (5)	—	—	385	—	385
Amortization of LP Units and Certain Other Awards (6)	3,399	—	4,820	3,399	20,026
Other Acquisition Related Compensation Charges (7)	1,568	592	2,698	7,939	15,923
Special Charges (8)	1,161	3,732	170	4,893	170
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (9a)	2,405	464	82	3,033	328
Professional Fees (9b)	—	—	—	1,672	—
Acquisition and Transition Costs (9c)	590	4,122	—	4,712	—
Adjustment to Tax Receivable Agreement Liability (10)	—	—	(6,905)	—	(6,905)

Pre-Tax Income—Adjusted Pro Forma (a)	78,774	49,358	51,119	201,775	168,483
Interest Expense on Long-term Debt (3)	2,166	2,090	2,037	8,430	8,088

Operating Income—Adjusted Pro Forma (a)	$80,940	$51,448	$53,156	$210,205	$176,571

Provision for Income Taxes—U.S. GAAP (a)	$30,542	$15,264	$26,474	$68,756	$63,689
Income Taxes (10)	52	3,491	(7,450)	7,593	(66)

Provision for Income Taxes—Adjusted Pro Forma (a)	$30,594	$18,755	$19,024	$76,349	$63,623

Net Income from Continuing Operations- U.S. GAAP (a)	$39,109	$25,184	$23,395	$107,371	$74,812
Net Income Attributable to Noncontrolling Interest (a)	(11,377)	(875)	(6,481)	(20,497)	(19,945)
Equity Method Investment in Pan (4)	—	—	—	—	55
General Partnership Investments (5)	—	—	385	—	385
Amortization of LP Units and Certain Other Awards (6)	3,399	—	4,820	3,399	20,026
Other Acquisition Related Compensation Charges (7)	1,568	592	2,698	7,939	15,923
Special Charges (8)	1,161	3,732	170	4,893	170
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (9a)	2,405	464	82	3,033	328
Professional Fees (9b)	—	—	—	1,672	—
Acquisition and Transition Costs (9c)	590	4,122	—	4,712	—
Adjustment to Tax Receivable Agreement Liability / Income Taxes (10)	(52)	(3,491)	545	(7,593)	(6,839)
Noncontrolling Interest (11)	9,097	3,202	7,427	19,350	18,735

Net Income from Continuing Operations Attributable to Evercore Partners Inc.—Adjusted Pro Forma (a)	$45,900	$32,930	$33,041	$124,279	$103,650

Diluted Shares Outstanding—U.S. GAAP	41,912	41,873	40,295	41,843	38,481
Vested Partnership Units (12a)	4,541	4,670	4,569	4,752	5,489
Unvested Partnership Units (12a)	4,670	—	1,426	1,177	1,437
Unvested Restricted Stock Units—Event Based (12a)	12	12	12	12	12
Acquisition Related Share Issuance (12b)	136	148	384	233	533

Diluted Shares Outstanding—Adjusted Pro Forma	51,271	46,703	46,686	48,017	45,952

Key Metrics: (b)
Diluted Earnings Per Share from Continuing Operations- U.S. GAAP (c)	$0.66	$0.58	$0.42	$2.08	$1.42
Diluted Earnings Per Share from Continuing Operations- Adjusted Pro Forma (c)	$0.90	$0.71	$0.71	$2.59	$2.25

Compensation Ratio—U.S. GAAP	59.7%	60.1%	61.3%	60.0%	63.5%
Compensation Ratio—Adjusted Pro Forma	58.3%	60.5%	59.0%	59.0%	59.2%

Operating Margin—U.S. GAAP	21.1%	17.3%	20.1%	18.7%	17.0%
Operating Margin—Adjusted Pro Forma	25.2%	22.9%	24.8%	23.1%	23.2%

Effective Tax Rate—U.S. GAAP	43.9%	37.7%	53.1%	39.0%	46.0%
Effective Tax Rate—Adjusted Pro Forma	38.8%	38.0%	37.2%	37.8%	37.8%

(a)	Represents the Company’s results from Continuing Operations.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.
(c)	For Earnings Per Share purposes, Net Income Attributable to Evercore Partners Inc. is reduced by $5 and $68 of accretion for the three and twelve months ended December 31, 2013, respectively, related to the Company’s noncontrolling interest in Trilantic Capital Partners.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013
Net Revenues—U.S. GAAP	$915,858	$812,642	$765,428
Client Related Expenses (1)	(17,753)	(18,241)	(15,299)
Income from Equity Method Investments (2)	5,180	9,374	8,326
Interest Expense on Long-term Debt (3)	8,430	8,301	8,088
Equity Method Investment in Pan (4)	—	—	55
General Partnership Investments (5)	—	385	385
Other Purchase Accounting-related Amortization (9a)	211	—	—
Adjustment to Tax Receivable Agreement Liability (10)	—	(6,905)	(6,905)

Net Revenues—Adjusted Pro Forma	$911,926	$805,556	$760,078

Compensation Expense—U.S. GAAP	$549,516	$491,379	$485,794
Amortization of LP Units and Certain Other Awards (6)	(3,399)	(4,820)	(20,026)
Other Acquisition Related Compensation Charges (7)	(7,939)	(9,069)	(15,923)

Compensation Expense—Adjusted Pro Forma	$538,178	$477,490	$449,845

Compensation Ratio—U.S. GAAP (a)	60.0%	60.5%	63.5%
Compensation Ratio—Adjusted Pro Forma (a)	59.0%	59.3%	59.2%

	Investment Banking
	Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013
Net Revenues—U.S. GAAP	$819,637	$715,141	$670,785
Client Related Expenses (1)	(17,702)	(18,211)	(15,227)
Income from Equity Method Investments (2)	495	2,901	2,906
Interest Expense on Long-term Debt (3)	4,640	4,529	4,386
Other Purchase Accounting-related Amortization (9a)	211	—	—
Adjustment to Tax Receivable Agreement Liability (10)	—	(5,524)	(5,524)

Net Revenues—Adjusted Pro Forma	$807,281	$698,836	$657,326

Compensation Expense—U.S. GAAP	$492,649	$436,498	$430,514
Amortization of LP Units and Certain Other Awards (6)	(3,399)	(4,304)	(17,817)
Other Acquisition Related Compensation Charges (7)	(7,939)	(9,069)	(15,923)

Compensation Expense—Adjusted Pro Forma	$481,311	$423,125	$396,774

Compensation Ratio—U.S. GAAP (a)	60.1%	61.0%	64.2%
Compensation Ratio—Adjusted Pro Forma (a)	59.6%	60.5%	60.4%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2014

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2014				Twelve Months Ended December 31, 2014
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$298,426	$(5,063	)(1)(2)	$293,363	$821,359	$(17,207	)(1)(2)	$804,152
Other Revenue, net	(991)	1,427	(3)(9a)	436	(1,722)	4,851	(3)(9a)	3,129

Net Revenues	297,435	(3,636)		293,799	819,637	(12,356)		807,281

Expenses:
Employee Compensation and Benefits	177,206	(4,967	)(6)(7)	172,239	492,649	(11,338	)(6)(7)	481,311
Non-compensation Costs	52,558	(7,805	)(9)	44,753	160,494	(26,580	)(9)	133,914
Special Charges	1,161	(1,161	)(8)	—	4,893	(4,893	)(8)	—

Total Expenses	230,925	(13,933)		216,992	658,036	(42,811)		615,225

Operating Income (a)	$66,510	$10,297		$76,807	$161,601	$30,455		$192,056

Compensation Ratio (b)	59.6%			58.6%	60.1%			59.6%
Operating Margin (b)	22.4%			26.1%	19.7%			23.8%

	Investment Management Segment
	Three Months Ended December 31, 2014				Twelve Months Ended December 31, 2014
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$25,258	$1,727	(1)(2)	$26,985	$98,751	$4,634	(1)(2)	$103,385
Other Revenue, net	(805)	950	(3)	145	(2,530)	3,790	(3)	1,260

Net Revenues	24,453	2,677		27,130	96,221	8,424		104,645

Expenses:
Employee Compensation and Benefits	15,011	—		15,011	56,867	—		56,867
Non-compensation Costs	8,100	(114	)(9)	7,986	30,008	(379	)(9)	29,629

Total Expenses	23,111	(114)		22,997	86,875	(379)		86,496

Operating Income (a)	$1,342	$2,791		$4,133	$9,346	$8,803		$18,149

Compensation Ratio (b)	61.4%			55.3%	59.1%			54.3%
Operating Margin (b)	5.5%			15.2%	9.7%			17.3%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2014

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2014
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$202,178	$(5,643	)(1)(2)	$196,535
Other Revenue, net	850	1,134	(3)	1,984

Net Revenues	203,028	(4,509)		198,519

Expenses:
Employee Compensation and Benefits	122,064	(592	)(7)	121,472
Non-compensation Costs	39,581	(10,099	)(9)	29,482
Special Charges	3,732	(3,732	)(8)	—

Total Expenses	165,377	(14,423)		150,954

Operating Income (a)	$37,651	$9,914		$47,565

Compensation Ratio (b)	60.1%			61.2%
Operating Margin (b)	18.5%			24.0%

	Investment Management Segment
	Three Months Ended September 30, 2014
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$24,777	$1,149	(1)(2)	$25,926
Other Revenue, net	(644)	956	(3)	312

Net Revenues	24,133	2,105		26,238

Expenses:
Employee Compensation and Benefits	14,497	—		14,497
Non-compensation Costs	7,941	(83	)(9)	7,858

Total Expenses	22,438	(83)		22,355

Operating Income (a)	$1,695	$2,188		$3,883

Compensation Ratio (b)	60.1%			55.3%
Operating Margin (b)	7.0%			14.8%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2013

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2013				Twelve Months Ended December 31, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$187,994	$(3,166	)(1)(2)	$184,828	$666,806	$(12,321	)(1)(2)	$654,485
Other Revenue, net	4,945	(4,419	)(3)(10)	526	3,979	(1,138	)(3)(10)	2,841

Net Revenues	192,939	(7,585)		185,354	670,785	(13,459)		657,326

Expenses:
Employee Compensation and Benefits	121,055	(7,002	)(6)(7)	114,053	430,514	(33,740	)(6)(7)	396,774
Non-compensation Costs	32,941	(5,612	)(6)(9)	27,329	120,147	(15,227	)(6)(9)	104,920

Total Expenses	153,996	(12,614)		141,382	550,661	(48,967)		501,694

Operating Income (a)	$38,943	$5,029		$43,972	$120,124	$35,508		$155,632

Compensation Ratio (b)	62.7%			61.5%	64.2%			60.4%
Operating Margin (b)	20.2%			23.7%	17.9%			23.7%

	Investment Management Segment
	Three Months Ended December 31, 2013				Twelve Months Ended December 31, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$24,995	$3,921	(1)(2)(5)	$28,916	$95,759	$5,788	(1)(2)(4)(5)	$101,547
Other Revenue, net	738	(449	)(3)(10)	289	(1,116)	2,321	(3)(10)	1,205

Net Revenues	25,733	3,472		29,205	94,643	8,109		102,752

Expenses:
Employee Compensation and Benefits	13,025	(516	)(6)	12,509	55,280	(2,209	)(6)	53,071
Non-compensation Costs	7,605	(93	)(9)	7,512	29,142	(400	)(9)	28,742
Special Charges	170	(170	)(8)	—	170	(170	)(8)	—

Total Expenses	20,800	(779)		20,021	84,592	(2,779)		81,813

Operating Income (a)	$4,933	$4,251		$9,184	$10,051	$10,888		$20,939

Compensation Ratio (b)	50.6%			42.8%	58.4%			51.6%
Operating Margin (b)	19.2%			31.4%	10.6%			20.4%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

For further information on these Adjusted Pro Forma adjustments, see page A-2.

(1)	Client related expenses and provisions for uncollected receivables have been reclassified as a reduction of revenue in the Adjusted Pro Forma presentation.

(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted Pro Forma presentation.

(3)	Interest Expense on Long-term Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.

(4)	The Adjusted Pro Forma results from continuing operations exclude the Income (Loss) from our equity method investment in Pan.

(5)	Write-off of General Partnership investment balances during the fourth quarter of 2013 associated with the acquisition of Protego.

(6)	Expenses incurred from the modification of Evercore Class A LP Units and related awards, which primarily vested over a five-year period ending December 31, 2013, and the vesting of Class E LP Units issued in conjunction with the acquisition of ISI are excluded from the Adjusted Pro Forma presentation.

(7)	Expenses for deferred consideration issued to the sellers of certain of the Company’s acquisitions are excluded from the Adjusted Pro Forma presentation.

(8)	Expenses primarily related to separation benefits and certain exit costs related to combining the equities businesses upon the ISI acquisition during the second half of 2014, a provision against contingent consideration due on the disposition of Pan in 2013 during the fourth quarter of 2014 and the write-off of intangible assets during the fourth quarter of 2013.

(9)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments:

	Three Months Ended December 31, 2014
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$11,581	$—		$11,581	$9,845	$1,736
Professional Fees	14,068	(2,324	)(1)	11,744	8,773	2,971
Travel and Related Expenses	12,957	(2,744	)(1)	10,213	9,618	595
Communications and Information Services	7,549	—	(1)	7,549	6,902	647
Depreciation and Amortization	5,397	(2,194	)(9a)	3,203	2,230	973
Acquisition and Transition Costs	590	(590	)(9c)	—	—	—
Other Operating Expenses	8,516	(67	)(1)	8,449	7,385	1,064

Total Non-compensation Costs from Continuing Operations	$60,658	$(7,919)		$52,739	$44,753	$7,986

	Three Months Ended September 30, 2014
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$9,999	$—		$9,999	$8,231	$1,768
Professional Fees	10,862	(1,974	)(1)	8,888	5,930	2,958
Travel and Related Expenses	9,576	(2,665	)(1)	6,911	6,269	642
Communications and Information Services	3,974	(3	)(1)	3,971	3,433	538
Depreciation and Amortization	3,508	(464	)(9a)	3,044	1,756	1,288
Acquisition and Transition Costs	4,122	(4,122	)(9c)	—	—	—
Other Operating Expenses	5,481	(954	)(1)	4,527	3,863	664

Total Non-compensation Costs from Continuing Operations	$47,522	$(10,182)		$37,340	$29,482	$7,858

	Three Months Ended December 31, 2013
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$9,214	$—		$9,214	$7,571	$1,643
Professional Fees	9,397	(1,499	)(1)	7,898	6,009	1,889
Travel and Related Expenses	8,686	(2,385	)(1)	6,301	5,701	600
Communications and Information Services	3,548	(5	)(1)	3,543	3,041	502
Depreciation and Amortization	3,807	(82	)(9a)	3,725	1,910	1,815
Other Operating Expenses	5,894	(1,734	)(1)	4,160	3,097	1,063

Total Non-compensation Costs from Continuing Operations	$40,546	$(5,705)		$34,841	$27,329	$7,512

	Twelve Months Ended December 31, 2014
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$41,202	$—		$41,202	$34,424	$6,778
Professional Fees	45,429	(8,325	)(1)(9b)	37,104	27,577	9,527
Travel and Related Expenses	40,015	(9,808	)(1)	30,207	27,759	2,448
Communications and Information Services	18,818	(13	)(1)	18,805	16,700	2,105
Depreciation and Amortization	16,263	(2,822	)(9a)	13,441	7,909	5,532
Acquisition and Transition Costs	5,828	(4,712	)(9c)	1,116	1,116	—
Other Operating Expenses	22,947	(1,279	)(1)	21,668	18,429	3,239

Total Non-compensation Costs from Continuing Operations	$190,502	$(26,959)		$163,543	$133,914	$29,629

	Twelve Months Ended December 31, 2013
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$34,708	$—		$34,708	$28,185	$6,523
Professional Fees	36,450	(5,990	)(1)	30,460	23,184	7,276
Travel and Related Expenses	31,937	(7,089	)(1)	24,848	22,491	2,357
Communications and Information Services	13,373	(19	)(1)	13,354	11,365	1,989
Depreciation and Amortization	14,537	(328	)(9a)	14,209	7,009	7,200
Acquisition and Transition Costs	58	—		58	—	58
Other Operating Expenses	18,226	(2,201	)(1)	16,025	12,686	3,339

Total Non-compensation Costs from Continuing Operations	$149,289	$(15,627)		$133,662	$104,920	$28,742

(9a)	The exclusion from the Adjusted Pro Forma presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

(9b)	The expense associated with share-based awards resulting from increases in the share price, which is required upon change in employment status, is excluded from Adjusted Pro Forma results.

(9c)	Primarily professional fees for legal and other services incurred during the third and fourth quarters of 2014 related to the announcement of the Company’s intent to acquire all of the outstanding equity interests of the operating businesses of ISI.

(10)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to Evercore’s effective tax rate assuming that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. In addition, the Adjusted Pro Forma presentation reflects the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.

(11)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted Pro Forma presentation.

(12a)	Assumes the vesting, and exchange into Class A shares, of certain Evercore LP partnership units and interests and IPO related restricted stock unit awards in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP partnership units are anti-dilutive.

(12b)	Assumes the vesting of all Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon employees in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP, these Shares and Restricted Stock Units are reflected using the Treasury Stock Method.